Exhibit 10.6

RENEWAL REVOLVER NOTE

U.S. $8,500,000.00	November 24, 2004

FOR VALUE RECEIVED, the undersigned, ELANDIA SOLUTIONS INCORPORATED, a Delaware corporation (the “Borrower”), promises to pay to the order of STANFORD VENTURE CAPITAL HOLDINGS, INC. (herein, together with any subsequent holder hereof, called the “Lender”) the principal sum of $8,500,000 or such lesser sum as may be the outstanding principal amount of all Revolver Loans pursuant to the terms of the Loan Agreement referred to below on the date on which such outstanding principal amounts become due and payable pursuant to Section 4.2 of the Loan Agreement (as defined below), in strict accordance with the terms thereof. Borrower, each jointly and severally, likewise unconditionally promises to pay to Lender interest from and after the date hereof on the outstanding principal amount of Revolver Loans at the interest rate, payable at such times, and computed in such manner as is specified in Section 2.1 of the Loan Agreement, in strict accordance with the terms thereof.

This Renewal Revolver Note (the “Note”) renews, replaces and supersedes that certain Revolver Note, dated as of May 20, 2004, as amended, executed by the Borrower in favor of the Lender which upon execution hereof shall be marked cancelled and returned to the Borrower.

This Note is issued pursuant to, and is the “Renewal Note” referred to in, the Loan and Security Agreement dated as of May 20, 2004, as amended pursuant to that certain First Amendment to Loan and Security Agreement dated as of November 24, 2004 (collectively, the “Loan Agreement”), between Borrower and Lender, and Lender is and shall be entitled to all benefits thereof and of all Financing Documents executed and delivered in connection therewith. The provisions of the Loan Agreement are incorporated herein by this reference. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

The repayment of the principal balance of this Note is subject to the provisions of Section 4.2 of the Loan Agreement. The entire unpaid principal balance and all accrued interest on this Note shall be due and payable on the Commitment Termination Date.

All payments of principal and interest shall be made in Dollars in immediately available funds as specified in the Loan Agreement.

Upon or after the occurrence of an Event of Default and for so long as such Event of Default exists, the principal balance and all accrued interest of this Note may be declared due and payable in the manner and with the effect provided in the Loan Agreement, and the unpaid principal balance hereof shall bear interest at the Default Rate as and when provided in Section 2.1.2 of the Loan Agreement. Borrower agrees to pay, and save Lender harmless against, any liability for the payment of, all costs and expenses, including, but not limited to, reasonable attorneys= fees, arising in connection with the enforcement by Lender of any of its rights under this Note, the Loan Agreement or any of the other Financing Documents.

All principal amounts of Revolver Loans made by Lender to Borrower pursuant to the Loan Agreement, and all accrued and unpaid interest thereon, shall be deemed outstanding under this Note and shall continue to be owing by Borrower in accordance with the terms of this Note and the Loan Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by Borrower or inadvertently received by Lender, such excess sum shall be, at Borrower=s option, returned to Borrower forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

Time is of the essence of this Note. To the fullest extent permitted by Applicable Law, Borrower, for itself and its legal representatives, successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, notice of non-payment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws.

Wherever possible each provision of this Note shall be interpreted in such a manner as to be effective and valid under Applicable Law, but if any provision of this Note shall be prohibited or invalid under Applicable Law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note. No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy. Lender, at its option, may enforce its rights against any Collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower. Borrower agrees that, without releasing or impairing Borrower=s liability hereunder, Lender may at any time release, surrender, substitute or exchange any Collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The rights and obligations of Lender and Borrower hereunder shall be construed in accordance with and governed by the laws (without giving effect to the conflict of law principles thereof) of the State of Florida. This Note is intended to take effect as an instrument under seal under Florida law.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer on the date first above written.

ELANDIA SOLUTIONS INCORPORATED

By:
Name:
Title:

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